                                                                     [Execution]

                                AMENDMENT NO. 2
                                      TO
                           ASSET PURCHASE AGREEMENT


     THIS AMENDMENT NO. 2 is dated May 31, 2001 with retroactive effect to February 7, 2001 (this "Amendment No. 2") by and among PITT-DES MOINES, INC., a Pennsylvania corporation ("Seller"), CHICAGO BRIDGE & IRON COMPANY N.V., a Netherlands company ("CB&I"), and CB&I CONSTRUCTORS, INC., a Texas corporation ("CB&I Sub," and collectively with CB&I, "Purchaser").

                                   RECITALS
                                   --------

     A. Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of February 7, 2001, as amended by Amendment No. 1 thereto dated March 7, 2001 (the "Asset Purchase Agreement").

     B. The parties desire to further amend the Asset Purchase Agreement upon the terms and conditions set forth herein with retroactive effect to February 7, 2001.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment No. 2, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   Definitions. Unless specifically defined herein, each capitalized term
          -----------
used herein which is defined in the Asset Purchase Agreement shall have the meaning assigned to such term in the Asset Purchase Agreement. The following definitions are restated or added in alphabetical order in Section 1.1 of the Asset Purchase Agreement:

            "Contracts" has the meaning specified in Section 2.1.4 and shall
             ---------                               -------------
            include the PDM Venezuela Contracts.

            "PDM Venezuela" means Construcciones PDM, Venezuela, C.A., a
             -------------
            Venezuelan corporation.

            "PDM Venezuela Assets" has the meaning specified in Section 2.1.16.
             --------------------                               --------------

            "PDM Venezuela Contracts" has the meaning specified in Section
             -----------------------                               -------
            2.1.16.
            ------

            "Retained Excluded Accounts Receivable" means $1,454,344 of
             -------------------------------------
            collected Excluded Accounts Receivable designated by Seller and Purchaser as Excluded Assets as of May 31, 2001.

     2.   Certain Interpretive Matters. Section 1.2 of the Asset Purchase
          ----------------------------
Agreement is hereby amended by inserting the following sentence at the end of
Section 1.2:

            "The Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities that relate to PDM Venezuela subject to this Agreement are described solely in Section 2.1.16,
                                                      --------------
            Section 2.2.9, Section 4.1(i) and Section 4.2(j),
            -------------  --------------     --------------
            respectively."

     3.   Purchase and Sale of Assets. Section 2.1 of the Asset Purchase
          ---------------------------
Agreement is hereby amended by (i) deleting the phrase "the Significant Subsidiaries" in subsection 2.1.13 and substituting therefor "Hycon, Inc.", and
(ii) inserting a new Section 2.1.16 at the end of Section 2.1 reading as follows:

                  "2.1.16. PDM Venezuela. The following assets
                           -------------
            relating to PDM Venezuela: (a) machinery and equipment (including field equipment, office furniture and equipment, and computers); (b) inventories (including raw materials and work-in-process); (c) contract rights relating to the customer project contracts and the warehouse lease listed on Schedule 2.1.16(a) (the "PDM
                                      ------------------       ---
            Venezuela Contracts"); (d) the accounts receivable listed
            -------------------
            on Schedule 2.1.16(b); and (e) cash on hand in the amount
               ------------------
            of $557,098. Such assets shall be referred to in this Agreement as the "PDM Venezuela Assets" and shall be
                              --------------------
            deemed part of the Assets for purposes of this Agreement."

     4.   Excluded Assets. (a) Section 2.2.1(b) of the Asset Purchase Agreement
          ---------------
is hereby amended and restated to read in its entirety as follows:

            "(b) cash in certain foreign bank accounts not exceeding $580,482 in aggregate amount."

            (b) Section 2.2.3(b) of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            "(b) the construction contracts of Seller's Engineered Construction Division relating to (i) the Enron LNG Project, (ii) the Tampa Sea-3 Project, (iii) the Panama Refineria project in Colon, Panama (#48070), (iv) the H.B. Zachry Co. project in Reidsville, NC (#49055), (v) the Northwestern Mechanical project in Jones Creek, TX (#48206), (vi) the Fina Oil and Chemical Co. project in Port Arthur, TX (#49002), and (vii) subject to Section
                                                           -------
            2.3.2(b) below, the Contracts listed in subsection (a) of
            --------
            Section 5.1.12 of the PDM Disclosure Schedule other than those Contracts listed or described in Schedule 2.2.3
                                                   --------------
            (such Contracts listed in Schedule 2.2.3 to be included in
                                      --------------
            the Assets); and"

     (b) Section 2.2 of the Asset Purchase Agreement is hereby amended by inserting a new Section 2.2.9 at the end of Section 2.2 reading as follows:

                  "2.2.9. PDM Venezuela. The following assets relating
                          -------------
            to PDM Venezuela: (a) prepaid taxes, (b) patents, (c) building and leasehold improvements, (d) goodwill and (e) miscellaneous assets (including guaranty deposits and deferred charges)."

     5.   Purchase Price Adjustment. (a) Section 3.2(a) of the Asset Purchase
          -------------------------
Agreement is hereby amended by deleting the phrase "April 15, 2001" in the second line thereof and substituting therefor " May 8, 2001".

      (b) Section 3.2(a)(2) of the Asset Purchase Agreement is hereby amended and restated to read in its entirety as follows:

            " (2) if the Adjusted Net Working Capital of the Divisions as so calculated is less than the Target Adjusted Net Working Capital of the Divisions, the Cash Amount shall be decreased by the difference between such Adjusted Net Working Capital of the Divisions and the Target Adjusted Net Working Capital of the Divisions, and Seller shall pay Purchaser cash in an amount equal to such difference."

     6.   Excluded Accounts Receivable. The parties agree that the treatment of
          ----------------------------
the accounts receivable (including certain unbilled retainage) described in
Section 2.2.2 of the PDM Disclosure Schedule, heretofore referred to in the Asset Purchase Agreement as "Excluded Accounts Receivable", shall be modified such that such accounts receivable (other than the Retained Excluded Accounts Receivable) shall instead be considered "Assets" rather than "Excluded Assets" and shall therefore be the sole and exclusive property of Purchaser. Toward that end, as of May 31, 2001, (i) the provisions of Section 3.3 of the Asset Purchase Agreement (and the defined term "Excluded Accounts Receivable") shall be terminated and inoperative, and Section 2.2.2(a) shall be amended in its entirety to read "Retained Excluded Accounts Receivable", (ii) any amounts previously remitted by Purchaser to Seller with respect to such formerly treated "Excluded Accounts Receivable" (other than the Retained Excluded Accounts Receivable) shall be returned to Purchaser (or credited to Purchaser in connection with the Purchase Price Adjustment provided in Section 3.2 of the Asset Purchase Agreement), and (iii) any proceeds or amounts heretofore or hereafter collected by Purchaser with respect to such formerly treated "Excluded Accounts Receivable" (other than the Retained Excluded Accounts Receivable) shall be retained by Purchaser as its sole and exclusive property.

     7.   Assumed Liabilities. Section 4.1 of the Asset Purchase Agreement is
          -------------------
hereby amended by (i) deleting the word "and" at the end of Section 4.1(g), (ii) substituting "; and" for the period at the end of Section 4.1(h), and (iii) inserting a new Section 4.1(i) at the end of Section 4.1 reading as follows:

                  "(i) The following liabilities, and only the
            following liabilities, relating to PDM Venezuela: (i) liabilities and obligations relating to the PDM Venezuela Contracts and (ii) the accounts payable listed on Schedule
                                                              --------
            2.1.16(c)."
            ---------

     8.   Excluded Liabilities. Section 4.2 of the Asset Purchase Agreement is
          --------------------
hereby amended by (i) deleting the word "and" at the end of Section 4.2(h), (ii) substituting "; and" for the period at the end of Section 4.2(i), and (iii) inserting a new Section 4.2(j) at the end of Section 4.2 reading as follows:

                  "(j) All liabilities and obligations arising out of
            or relating to the business or operations of PDM Venezuela at or for any period of time (including the period of time from February 7, 2001 to May 31, 2001), including, but not limited to, the following: (i) accrued taxes, (ii) indebtedness, and (iii) payroll, tax and other obligations relating to PDM Venezuela employees and terminated employees, other than obligations relating to former employees of PDM Venezuela whom Purchaser in its sole discretion determines to employ."

     9.   Certain Tax Matters. Section 7.4(a) of the Asset Purchase Agreement is
          -------------------
hereby amended to insert the following clause at the end of Section 7.4(a):

            "; provided, however, that all transfer, sales, value added (VAT), excise and other similar taxes and recording and filing fees pertaining to the transfer of the PDM Venezuela Assets (and any retransfer of the stock of PDM Venezuela) shall be paid by Seller."

     10.  Expenses. Section 9.2 of the Asset Purchase Agreement is hereby
          --------
amended to insert the following clause at the end of Section 9.2:

            "; provided, however, that Seller will pay the reasonable
               --------  -------
            fees and disbursements of Purchaser's local Venezuela counsel, Benson, Perez Matos, Antkly & Watts, incurred in connection with the preparation for, and consummation of, the transfer of the PDM Venezuela Assets (and any retransfer of the stock of PDM Venezuela)."

     11.  Passage of Title and Risk of Loss. Section 9.10 of the Asset Purchase
          ---------------------------------
Agreement is hereby amended and restated to read in its entirety as follows:

            " Legal title, equitable title and risk of loss with respect to the Assets will not pass to Purchaser until the Assets are Transferred at the Closing, which Transfer, once it has occurred, will be deemed effective for Tax, accounting and other computational purposes as of 11:59 p.m. (Central Time) on December 31, 2000 (the "Effective
                                                           ---------
            Time"); provided, however, that Transfer of the PDM
            ----    --------  -------
            Venezuela Assets will be deemed effective as of 1:00 p.m. (Central Time) on February 7, 2001. Notwithstanding any other provision of this Agreement to the contrary, from and after the Effective Time through February 9, 2001, any revenue or income received or recognized by Seller with respect to the Divisions (other than with respect to PDM Venezuela) shall be for the benefit of, and be paid to, Purchaser, and any cost or expense paid or incurred by Seller with respect to the Divisions (other than with respect to PDM Venezuela) shall be for the account of, and be reimbursed by, Purchaser. Within a reasonable period after the Closing Date (and in no event later than May 31,
            2001), Purchaser shall prepare and present a statement to Seller setting forth a calculation of (i) all moneys loaned, advanced or paid by Seller to, or for the benefit of, the Divisions (other than to or for the benefit of PDM Venezuela) from and after the Effective Time through February 9, 2001, (ii) all moneys loaned, advanced, dividended, paid or applied by or from the Divisions (other than by or from PDM Venezuela) to, or for the benefit of, the Seller (excluding the Divisions) or any Affiliate of Seller (including, but not limited to, any amounts so paid or applied relating to any Excluded Liability, corporate overhead charge or other corporate allocation) from and after the Effective Time through February 9, 2001, and (iii) any net funds paid, contributed or advanced to PDM Venezuela by Purchaser from February 7, 2001 through May 31, 2001 not previously accrued as a deduction to working capital on the Audited Final Balance Sheet or not previously paid or reimbursed to Purchaser by Seller, together with such documentation as is reasonably necessary to support such calculations. The net difference between the total amount shown in (i), on the one hand, and the aggregate amount shown in (ii) and (iii), on the other hand, shall be paid by Seller or Purchaser, as the case may be, at the time of the Purchase Price adjustment provided in Section 3.2."
                                         -----------

     12.  Rescission of Stock Transfer; Waiver. (a) Immediately prior to the
          ------------------------------------
consummation of the transfer of the PDM Venezuela Assets by Seller to Purchaser, and the assumption by Purchaser of the liabilities described in Section 4.1(i) of the Asset Purchase Agreement, Purchaser shall transfer and return to Seller the outstanding capital stock of PDM Venezuela (all such transactions hereinafter collectively referred to as the "PDM Venezuela Transactions"). In connection with such transfer to Seller of the capital stock of PDM Venezuela, Purchaser makes no representation or warranty to Seller other than the representation and warranty that Purchaser has imposed no lien, pledge or encumbrance on such capital stock during any deemed ownership thereof. The transaction by which such capital stock was originally transferred by Seller to Purchaser shall be treated as rescinded on the books and records (stock register) of PDM Venezuela.

     (b) Purchaser on its behalf and on behalf of all other Purchaser Indemnitees hereby waives any and all indemnification and other claims against Seller pursuant to Sections 3.2 or 8.2(a)(i) of the Asset Purchase Agreement or otherwise based on or relating to any discrepancy in numbers between (i) the December 31, 2000 PDM Venezuela balance sheet marked "At Closing" attached to
Schedule 2.1.16, which financial data was included in the Financial Statements originally delivered by Seller to Purchaser at Closing on February 7, 2001 and referred to in Section 5.1.4(c) of the Asset Purchase Agreement, and (ii) the December 31, 2000 PDM Venezuela balance sheet marked "Revised" attached to
Schedule 2.1.16, which revised
financial data has been delivered by Seller to Purchaser prior to the execution of this Amendment No. 2.

     13.  Purchase Option. At any time subsequent to November 30, 2001 and on or
          ---------------
prior to November 30, 2002, Purchaser shall have the right to acquire all the outstanding capital stock of PDM Venezuela from Seller at a purchase price equal to $1,000 (One Thousand Dollars). Purchaser shall notify Seller in writing of its election to exercise such purchase option and the date estimated for consummation of such purchase (not less than five nor more than 45 days after the date of such notice, but in any event not later than November 30, 2002).

     14.  Counterparts; Effectiveness. This Amendment No. 2 may be executed in
          ---------------------------
counterparts, each of which when so executed being deemed an original and all of which taken together constituting one and the same agreement. This Amendment No. 2 (other than paragraph 6) and the PDM Venezuela Transactions being consummated in connection with the execution hereof shall be retroactively effective to February 7, 2001 (including for accounting and financial reporting purposes).

     15.  Effect of Amendment. Except as expressly set forth herein, all terms
          -------------------
and conditions of the Asset Purchase Agreement shall remain unchanged and in full force and effect.

     16.  Governing Law. This Amendment No. 2 shall be governed by and construed
          -------------
in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.



                            [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


                              PITT-DES MOINES, INC.


                              By:  /s/ R. A. Byers
                                   ---------------------------------------
                              Name:  R. A. Byers
                                     -------------------------------------
                              Title:  Vice President Finance & Treasurer
                                      ------------------------------------


                              CHICAGO BRIDGE & IRON COMPANY N.V.
                              By:  CHICAGO BRIDGE & IRON COMPANY
                                   B.V., its Managing Director


                              By:  /s/ T. J. Wiggins
                                   ---------------------------------------
                              Name:  T. J. Wiggins
                                     -------------------------------------
                              Title:  Managing Director
                                      ------------------------------------


                              CB&I CONSTRUCTORS, INC.


                              By:  /s/ T. J. Wiggins
                                   ---------------------------------------
                              Name:  T. J. Wiggins
                                     -------------------------------------
                              Title:  Vice President
                                      ------------------------------------



ACCEPTED AND AGREED:
PDM LATIN AMERICA, LTD.


By:  /s/ R. A. Byers
     -----------------------
Name:  R. A. Byers
       ---------------------
Title:  Vice President Finance & Treasurer
        ----------------------------------

                                SCHEDULE 2.1.16
                                 PDM VENEZUELA

  (a)    PDM Venezuela Contracts
         -----------------------

Contract No.   Description                             Client                  Location
------------   -----------                             ------                  --------
  69001        Engineering, procurement,               SINCOR                  San Diego De Cabrutica,
               fabrication and construction of two                             Anzoategui State
               110.000 BBls (Crude oil /Diluent)
               tanks, two 30.000 BBls tanks for
               water process, one 4.000 BBls
               potable water tank and one of 1.000
               BBls diluent tank, including
               concrete foundations, cathodic
               protection and illumination

  69003        Engineering, procurement,               ACCROVEN                Jose, Anzoategui State
               fabrication and construction of (1)
               500.000 BBls Propane Tank, (1)
               100.000 BBls Butane tank, (1) 10.000
               BBls Propane Sphere and (1) 30.000
               BBls Fire Water tank, including
               concrete foundations, cathodic
               protection and heating systems.

  69004        Engineering, procurement,               SINCOR/Petrozuata       San Diego De Cabrutica,
               fabrication and construction of                                 Anzoategui State
               three 220.000 BBls crude oil tanks
               and one 80.000 BBls diluent tank,
               including dome roof, concrete
               foundations and cathodic protection.

  60003        Modifications on two 220.000 BBls.      Petrozuata              San Diego De Cabrutica,
               crude oil tanks, one 80.000 BBls                                Anzoategui State
               crude oil tank and one 5.000 BBls
               process water tank. The work
               includes engineering, procurement,
               fabrication and construction of
               several parts for the tanks, such as
               new nozzles, nozzle modifications,
               new internal pipes and aluminum
               domes repairs.

Contract No.   Description                            Client                 Location
------------   -----------                            ------                 --------
  60006        Engineering, procurement,              PDVSA                  El Tejero, Monagas State
               fabrication and construction of one
               250.000 BBls crude oil tank,
               including aluminum dome roof,
               aluminum floating cover, soil
               improvement, concrete foundation,
               cathodic protection, pipe
               connections to the plant, fire
               system and the electricity and
               instrumentation

  60007        Engineering, procurement,              Petrozuata             San Diego De Cabrutica,
               fabrication and construction of                               Anzoategui State
               three 5.000 BBls. tanks for
               industrial water, produced water and
               water and oil, two 2.000 BBls tanks
               for produced water/crude oil and
               other fluids and one 1.000 BBls tank
               for produced water/crude oil.
               Includes concrete foundations

  60008        Engineering, procurement,              SADE                   Oritupano, Monagas State
               fabrication and construction of 4
               36.000 BBls  Water tanks for two
               water injection plants, including
               soil improvement, concrete
               foundations and cathodic protection

(b)    PDM Venezuela Accounts Receivable
       ---------------------------------

[Jobs Purchased]

                                                            Accounts Receivable
                                                              as of 7 Feb 2001
   Contract                                     ===========================================
    Number      Client                                   US$                Bs.
   --------     -----------------               -------------------------------------------
    69001       SINCOR

    69003       ACCROVEN                              369,592.84

    69004       SINCOR/Petrozuata                      24,582.53        14,886.662.00

    60003       Petrozuata                                              92,088,107.97

    60006       PDVSA - Tejero                                         241,910,960.63

    60007       Petrozuata                                             183,970,128.27

    60008       SADE - Oritupano                                       649,320,874.50
                                                -------------------------------------------

                Sub-Total                             394,175.37     1,182,176,733.37


[Jobs Not Purchased]

                                                            Accounts Receivable
                                                              as of 7 Feb 2001
   Contract                                     ===========================================
    Number      Client                                   US$                Bs.
   --------     -----------------               -------------------------------------------

    68013       ISLA - Curacao

    69002       Concenegro (JGC)                                        73,833,368.18

    69007       Contrina

    60001       PDVSA                                                   46,651,936.00

    60002       Bariven                                 3,958.85

    60004       Pequiven
                                                -------------------------------------------

                Sub-Total                               3,958.85       120,485,304.18

[Other]

                                                          Accounts Receivable
                                                            as of 7 Feb 2001
   Contract                                   =============================================
    Number      Client                                 US$                Bs.
   --------     --------------                ---------------------------------------------
     68001      Solquim                                             211,828,369.60

     68012      INEPAR                                                1,568,974.23

     Misc       Z&P                                 32,432.78

     69612      Bariven                             25,190.00

     69006      Petro-Orinoco                                        34,887,811.00
                                              ---------------------------------------------

                 Sub-Total                          57,622.78       248,285,154.83

                                       TOTAL       455,757.00     1,550,947,192.38

(c)    PDM Venezuela Accounts Payable
       ------------------------------

Accounts Payable as of : 01/31/01

Vendor                   Name                    Amount (Bolivars)
PJ003      TUBOACERO, C.A                            5,914,590.27
PJ009      TRANSVALCAR                               2,498,952.04
PJ012      SATELITES Y COMUNICACIONES, C.              742,305.00
PJ013      L`ROY AGENTE ADUANAL                      5,640,188.81
PJ035      VENGAS DE ORIENTE, S.A                      973,250.00
PJ054      IMPER SIMEX, S.A.                         3,485,843.72
PJ069      C.A.N.T.V.                                  996,476.33
PJ086      Ofidani S.A.                                999,172.80
PJ089      COMUNICACIONES HYETTE DE VZLA.            1,587,480.84
PJ096      TESORERIA NACIONAL                       17,605,750.42
PJ097      MANUEL CHACIN SUCESORES, C.A.                     0.00
PJ098      FENIX MAQUINARIAS, C.A.                  12,234,568.15
PJ099      DIPROCAVE, C.A.                                   0.00
PJ103      Taller Landolfo C.A.                         96,000.00
PJ110      DIPROSICA                                41,857,941.43
PJ114      Den Spie                                 24,427,406.15
PJ116      Inversiones Luxy Mor C.A.                   105,486.50
PJ117      Administradora Serdeco C.A.               1,000,553.00
PJ119      Ferrum, C.A.                                 -1,369.29
PJ120      Catodica C.A.                            37,069,429.18

PJ122      Inspecta S.A.                             1,064,850.00
PJ127      Steelfa C.A.                              2,086,991.50
PJ141      AGA Gas, C.A.                               728,769.60
PJ144      Walco Industrial, S.A.                      627,460.00
PJ145      Presimpca                                         0.00
PJ147      COSMAUPACA                                2,576,250.00
PJ150      EFCO DE VENEZUELA C.A.                    2,952,097.84
PJ154      C.B.T. Comunicaciones, C.A.                    -330.00
PJ165      HERTZ RENTA MOTOR, C.A.                   1,665,802.73
PJ173      PRAXAIR VENEZUELA S.A.                            0.00
PJ185      HIDROCAPITAL                              3,912,031.07
PJ186      CORP-BANCA C.A.                           1,389,235.39
PJ196      I.V.S.S.                                  9,585,614.05
PJ197      CALZADOS FION, C.A.                          48,082.65
PJ198      PRODUSCA                                  1,233,577.20
PJ207      Federal Express                             128,632.17
PJ226      FERREMANGUERAS, C.A.                      2,142,845.70
PJ233      Alcaldia del Municipio Monagas           25,685,480.18
PJ243      Hotel Punta Palma, C.A                        5,583.13
PJ247      Promociones Sinegar C.A.                    772,001.07
PJ249      Archicentro  C.A.                           121,158.00
PJ279      Ematro C.A.                                 397,266.91
PJ288      Blindados de Oriente, S.A.                2,142,561.79
PJ299      Solvicom S.R.L.                             621,920.00
PJ308      Cooperheat-MQS de Venezuela C.           29,457,014.25
PJ312      DIESEL INYECCION RIOS, C.A                  533,960.00
PJ315      PRESTO COPY, C.A                            144,638.69
PJ318      VENEFCO, S.A                                      0.00
PJ343      SENIAT                                      203,418.33
PJ345      MANTENIMIENTOS MP, C.A                  111,037,326.58
PJ357      INMADICA                                    564,859.99
PJ367      CENTRO DE ESPECIALIDADES MEDIC            1,095,292.00
PJ371      CENTRO DE ESP MEDIC STA CECILA            1,729,695.00
PJ373      AGENCIA DE VIAJES PASSARINI-SU              163,105.32
PJ384      SUPER CAUCHO LAS GARZAS, C.A                714,480.00
PJ388      DISTACA ORIENTE, C.A                      1,506,591.00
PJ397      SERVICIOS PORTATILES ANZOATEGU              665,400.00
PJ404      VENAMCHAM                                   145,415.00
PJ436      ESCIMECA                                          0.00
PJ439      CROMAS  COATINGS DE VENEZUELA             3,993,628.50
PJ445      GRUPO PUBLICITARIO 43, C.A                  -19,656.00
PJ455      SERVIPROI, C.A                            1,108,686.82
PJ462      COPLAN, C.A                               5,689,307.38
PJ463      GENIUS 2019 COMPUTER, C.A                     4,513.16
PJ481      SEMIRCA, C.A                              4,020,873.60
PJ484      RIESE & CIA, S.A                            157,593.22

PJ505      CONSTRUCC PDM VENEZUELA, C.A             -5,636,067.25
PJ509      SEGUROS AVILA, C.A                        1,025,551.75
PJ517      GENERAL DE SEGUROS, S.A                     168,437.88
PJ539      PROVIA MONTAJES INDUSTRIALES            137,344,081.11
PJ562      DISTRIBUIDORA OSOROMA, C.A                  555,096.00
PJ589      INVERSIONES DORADO SUITES, C.A               99,864.61
PJ595      DITELCA                                     922,870.00
PJ598      DIPUSOLCA, C.A.                             331,169.76
PJ605      COMMETASA                                13,511,070.18
PJ617      ARTE Y PUBLICIDAD CENTURY XXI,              217,550.00
PJ620      CLEAN MASTER, C.A                           854,100.00
PJ622      CABLE ACERO,C.A.                            496,243.00
PJ623      TORNILLOS Y FERRETERIA, C.A.             18,817,514.96
PJ630      CONTRUVALCA                                  13,740.00
PJ631      FERREKINO, C.A                              384,765.80
PJ639      VENE ALQUILER                               864,475.00
PJ663      INTERCHEM                                23,972,442.61
PJ664      C.A. VENEZOLANA DE PINTURA                1,396,808.48
PJ670      EDICIONES EBRO,C.A.                          59,920.00
PJ676      GRUSICA                                   1,235,250.00
PJ712      PANALPINA C.A.                            2,877,817.32
PJ716      HIERROBECO, C.A.                          4,568,383.30
PJ717      FERRETOOLS, C.A.                            873,635.00
PJ719      CORIMON PINTURAS C.A.                    21,950,717.84
PJ728      SANDBLASOL, C.A.                         16,509,664.95
PJ734      COMERCIAL SANTIAGO ORIENTE,C.A            2,877,367.83
PJ742      ASERRADERO EL TABLAZO, C.A.               1,013,499.56
           FARMACIA PRINCIPAL DE
PJ762      TEMBLDO                                      79,919.00
PJ767      Servicios Secretariales Caston               49,980.00
PJ782      RESTAURANT LOS PINOS                        101,900.00
PJ794      FERROMESA, C.A.                           1,027,065.00
PJ795      REFERSUCA                                   515,250.00
PJ796      UNITED GOEDECKE SERVICES, INC            -1,314,855.08
PJ813      K.C. DRIVERS EXECUTIVE XV, C.A              353,780.00
PJ814      FANTASIAS ROGASCA, C.A.                      66,639.00
PJ817      CONSTRUCCIONES PDM (SINCOR)                 400,000.00
PJ818      CONSTRUCCIONES PDM (CONTRINA)             6,637,497.54
           CONSTRUC.PDM VENEZUELA
PJ819      (ACCRO)                                  10,951,917.14
           CONSTRUC.PDM
PJ820      VNZLA,(PETROZUATA                         2,859,013.33
PJ823      CONSTRUCIONES PDM (EL TEJERO)                     0.00
           CONSTRUCCIONES PDM(CERRO
PJ831      NEGRO                                     3,559,181.04
PJ842      PALASERVI, C.A.                         196,196,932.61

PJ848      ESTACION DE SERV.LOS PINOS, CA              523,232.00
PJ858      RIPECCA                                  20,759,884.52
PJ862      CONSTRUCCIONES PDM  (CARDON)              1,874,976.30
PJ863      CONSTRUCCIONES PDM (ORITUPANO)              421,780.00
PJ866      GUARDIANES DE ORIENTE, C.A.               1,057,500.00
PJ869      INVERSIONES LOS HERMANOS, C.A.            2,850,706.50
PJ875      SELETECNICA,C.A.                            310,608.00
           TRANSPORTE DELGADO
PJ882      CAMPUZANO,                                  635,550.00
PJ883      CIBERNET ORIENTE, S.A.                   45,110,320.70
PN032      ALFREDO QUIJADA                           3,925,000.00
PN042      SIMON MARIN                                  42,500.00
PN108      Erasmo Morales                                   -2.00
PN128      Luis Alfredo Hoffmann                        10,600.00
PN140      Pedro Suarez                               -527,610.00
PN150      Toni Barrios                               -120,073.80
PN162      SANTIAGO ANTON                              -23,097.34
PN163      CRISTINA OCANDO                                   0.00
PN410      ANTONIO JOSE OJEDA MACEDO                    -2,340.00
PN451      JOSE LUIS CORCEGA                           294,936.00
PN575      OLYNDA BELLO                               -242,870.00
PN584      JESUS DAVID PEREZ                                 0.00
PN784      LUIS M MILANO                             2,040,000.00
PN804      JOSE RAFAEL MARIN                         2,010,515.00
PN806      JULIO PINO FLORES                            -3,833.33
PN807      MIRTHA ELIAS                              1,439,124.70
PN808      GUZMAN  RICHARD                              40,660.00
                                                 ----------------
                                                   931,256,305.69
Other
A/P
           Accts Payable Accrual                    96,227,068.00
           Downpayments from customers             228,171,746.93

TOTAL in B's                                     1,255,655,120.62
                                                 ================

PDM Venezuela Balance Sheet
For the year ending December 31, 2000


                                                                     At Closing           Revised
                                                                   -------------      --------------
ASSETS
------
CURRENT ASSETS
--------------
CASH                                                               $     288,669      $      366,858
ACCOUNTS RECEIVABLE:                TRADE                              2,767,290           2,181,356
                                    OTHER                              1,758,879             220,122
INVENTORY:
     RAW MATERIALS                                                     1,126,208             147,796
     CONTRACTS - IN - PROGRESS:           COSTS                       49,757,520          35,751,714
                                          ESTIMATED EARNINGS           7,081,981          (1,104,470)
                                          BILLINGS                   (46,369,611)        (30,163,345)
INCOME TAXES:  DEFERRED BENEFITS
               PREPAID                                                 1,095,584             909,528
               REFUNDABLE
                                                                   -------------      --------------
TOTAL CURRENT ASSETS                                                  17,506,520           8,309,559


INVESTMENTS AND OTHER ASSETS
----------------------------
OTHER LONG TERM:   DEPOSITS
                   GOODWILL                                              804,809             804,809
MISCELLANEOUS                                                            183,052             306,891
                                                                   -------------      --------------
TOTAL INVESTMENTS AND OTHER ASSETS                                       987,861           1,111,700

PROPERTY, PLANT & EQUIPMENT
---------------------------
BUILDINGS                                                                239,888             239,888
MACHINERY AND EQUIPMENT                                                5,274,951           5,204,548
ACCUMULATED DEPRECIATION                                              (3,172,000)         (3,209,711)
                                                                   -------------      --------------
TOTAL NET PROPERTY, PLANT & EQUIPMENT                                  2,342,839           2,234,725
                                                                   -------------      --------------

TOTAL ASSETS                                                       $  20,837,220      $   11,655,984
                                                                   =============      ==============

                                                                     At Closing           Revised
                                                                   -------------      --------------

CURRENT LIABILITIES
-------------------
ACCOUNTS PAYABLE:            TRADE                                     1,861,399           2,978,981
                             OTHER                                        11,771                   -
PAYROLLS:
     SALARIES, WAGES, COMMISSIONS PAYABLE                                134,266             296,653
CONTRACTS-IN-PROGRESS:                  COSTS                            (74,577)         (7,399,319)
                                        ESTIMATED EARNINGS               (32,365)         (1,597,636)
                                        BILLINGS                         106,448           8,997,044
                                                                   -------------      --------------
TOTAL CURRENT LIABILITIES                                              2,006,942           3,275,723